Information Regarding Joint Filers

Designated Filer of Form 4: Bank of America Corporation

Item 2. Date of Event Requiring Statement: July 18, 2003

Item 4. Issuer Name and Ticker Symbol: Dobson Communications Corporation (DCEL)
Ownership Form
Designated Filer:
Bank of America Corporation	Indirect	Parent of NB Holdings Corporation
100 North Tryon Street
Charlotte, NC 28255

Joint Filers:
NB Holdings Corporation	Indirect	Parent of Bank of America, N.A.
100 North Tryon Street
Bank of America Plaza
Charlotte, NC 28255

Bank of America, N.A.	Indirect	Parent of BANA (#1) LLC
101 South Tryon Street
Bank of America Plaza
Charlotte, NC 28255

BANA (#1) LLC	Indirect	Controlling Shareholder of Banc of America Strategic Solutions, Inc.
100 North Tryon Street
Bank of America Plaza
Charlotte, NC 28255

Banc of America Strategic Solutions, Inc.	Direct
100 North Tryon Street
Charlotte, NC 28255